Exhibit 99.1

Contacts:

Ira Lamel/Mary Anthes	Jeremy Fielding/David Lilly
The Hain Celestial Group, Inc.	Kekst and Company
631-730-2200	212-521-4800

THE HAIN CELESTIAL GROUP AGREES TO
ACQUIRE AVALON NATURAL PRODUCTS, INC.
FROM NORTH CASTLE PARTNERS

AVALON ORGANICS® AND ALBA BOTANICA® BRANDS
TO EXPAND PERSONAL CARE OFFERINGS

Melville, NY, December 18, 2006—Building further on its position in the natural products category, The Hain Celestial Group, Inc. (NASDAQ: HAIN) today announced that it has reached a definitive agreement to acquire Avalon Natural Products, Inc., including its Avalon Organics® and Alba Botanica® natural and organic personal care brands, from North Castle Partners, L.L.C., a private equity firm, for $120 million in cash. The transaction is expected to be accretive to Hain Celestial’s earnings during its 2008 fiscal year. Avalon is a leader in the natural products category in the areas of skin care, hair care, bath and body and sun care with its Avalon Organic Botanicals and Alba Botanica brands with a strong sales presence in the natural food channel.

“The acquisition of the Avalon Organics and Alba Botanica brands will strengthen Hain Celestial as one of the leading natural and organic personal care products companies in a category that is experiencing double-digit growth. With this acquisition Hain Celestial will have a strong foundation in the personal care market with sales of $125 million,” said Irwin D. Simon, President and Chief Executive Officer of The Hain Celestial Group.

In its last fiscal year, sales of all Avalon and Alba brands exceeded $40 million. The acquisition, which is subject to customary government reviews, is expected to close in early 2007.

“We entered the personal care category two and a half years ago with our acquisition of JASON®, and followed on with acquisitions of Zia® Natural Skincare and Queen Helene®. These brands have exceeded our initial expectations and now with the addition of Avalon and Alba, we are better positioned to create a more significant platform for continued expansion in this fast-growing category. We expect that the combination of these brands will bring meaningful improvements to our business, including double-digit personal care revenue growth and overall gross margin and operating income margin enhancements. Our transformed personal care unit will be a stronger contributor to our future success as we move toward achieving our operating goals. We believe that with the growth in the category and these brands, that after we achieve the synergies we anticipate, particularly in the supply chain, the EBITDA performance of the acquired brands will be in line with our traditional acquisition multiples,” Irwin Simon continued.

“Additionally, we are pleased to be joined by Gil Pritchard and Avalon’s seasoned and proven management team and employees who have made Avalon a success. They bring complementary strengths to our business from the natural and organic and personal care products industries,” concluded Irwin Simon.

Avalon’s management team has been led by Gil Pritchard, who has over 25 years experience, including positions with nSpired Natural Foods and Barbara’s Bakery as well as Richardson Vicks. Based in Petaluma, California, Avalon offers a unique collection of quality personal care products for caring consumers seeking natural, organic and cruelty-free ingredient alternatives. For more information about the company, visit www.avalonnaturalproducts.com.

Live Webcast
Hain Celestial will host a conference call and live webcast at 4:15 PM Eastern Standard Time today to review the pending acquisition of Avalon Natural Products via Hain Celestial’s corporate website, www.hain-celestial.com under Investor Relations.

The Hain Celestial Group
The Hain Celestial Group (NASDAQ: HAIN), headquartered in Melville, NY, is a leading natural and organic food and personal care products company in North America and Europe. Hain Celestial participates in almost all natural food categories with well-known brands that include Celestial Seasonings®, Terra Chips®, Garden of Eatin’®, Health Valley®, WestSoy®, Earth’s Best®, Arrowhead Mills®, DeBoles®, Hain Pure Foods®, FreeBird™, Hollywood®, Spectrum Naturals®, Spectrum Essentials®, Walnut Acres Organic™, Imagine Foods™, Rice Dream®, Soy Dream®, Rosetto®, Ethnic Gourmet™, Yves Veggie Cuisine®, Linda McCartney®, Lima®, Grains Noirs®, Natumi®, JASON®, Zia® Natural Skincare and Queen Helene®. For more information, visit www.hain-celestial.com.

North Castle Partners
Greenwich, CT-based North Castle Partners is a leading private equity firm focused exclusively on investments in consumer-driven product and service businesses that benefit from “Healthy Living and Aging” trends. For more information, visit www.northcastlepartners.com.

Safe Harbor Statement
This press release contains forward-looking statements within and constitutes a "Safe Harbor" statement under the Private Securities Litigation Act of 1995. Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve known and unknown risks and uncertainties, which could cause our actual results to differ materially from those described in the forward-looking statements. These risks include but are not limited to general economic and business conditions; the ability to implement business and acquisition strategies and integrate acquisitions; competition; retention of key personnel; compliance with government regulations and other risks detailed from time-to-time in the Company's reports filed with the Securities and Exchange Commission, including the report on Form 10-K for the fiscal year ended June 30, 2006. The forward-looking statements made in this press release are current as of the date of this press release, and the Company does not undertake any obligation to update forward-looking statements.